SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2003
Date of Report (Date of earliest event reported)

Ostex International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25250	91-1450247
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2203 Airport Way South, Suite 400, Seattle, WA 98134
(Address of principal executive offices)		(Zip Code)
(206) 292-8082
(Registrant’s telephone number, including area code)

Item 5.           Other Events

Effective February 28, 2003, Johannes (Hans) van Houte, resigned as Vice President, Finance of Ostex International, Inc. to accept a position with another company.  Mr. van Houte joined Ostex in 2001 and served as the Company’s principal accounting and financial officer.  Thomas A. Bologna, the Chairman, President and Chief Executive Officer of Ostex, will serve as the Company’s principal accounting and financial officer until the earlier of the consummation or termination of the Company’s previously announced agreement to merge with a wholly owned subsidiary of Inverness Medical Innovations, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ostex International, Inc.

Dated: March 4, 2003	By	/s/ Thomas A. Bologna
Thomas A. Bologna
Chairman, President and Chief Executive Officer